SECURITIES AND EXCHANGE COMMISSION
                 Washington, D.C.  20549


                        FORM 8-A


    FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
         PURSUANT TO SECTION 12(b) OR (g) OF THE
            SECURITIES EXCHANGE ACT OF 1934



                 Oneida Financial Corp.
_____________________________________________________
(Exact Name of Registrant as Specified in Its Charter)


Delaware                         To Be Applied For
_____________________________________________________
(State of Incorporation             (I.R.S. Employer
 or Organization)                 Identification No.)


182 Main Street, Oneida, New York        13421-1676
_____________________________________________________
(Address of Principal Executive Offices)   (Zip Code)

If this form relates to the         If this form relates to the
registration of a class of          registration of a class of
securities pursuant to Section 12   securities pursuant to Section 12
(b) of the Exchange Act and is      (g) of the Exchange Act and is
effective pursuant to General       effective pursuant to General
Instruction A.(c), please check     Instruction A.(c), please check
the following box.[ ]               the following box. [X]

Securities Act registration statement file number to which this form relates: 333-63603

Securities to be registered pursuant to Section 12(b) of the Act.

None                            N/A
_____________________________________________________
(Title of Class)     (Name of Each Exchange on Which
                     Each Class is to be Registered)


 Securities to be registered pursuant to Section 12(g) of the Act:


    Common Stock par value $.10 per share
   ______________________________________________
         (Title of Class)

Item 1.  Description of Registrant's Securities to
 be Registered.
____________________________________________________




For a description of the Registrant's securities, reference is made to "Description of Capital Stock of the Company," "Dividend Policy" and "Market for the Common Stock" in the Registrant's Registration
Statement on Form S-1 (File No. 333-63603) which is hereby incorporated by reference. For a description of the provisions of the Registrant's Certificate of Incorporation and Bylaws that may render a change in control of the Registrant more difficult, reference is made to "Restrictions on the Acquisition of the Company" in the Registrant's Prospectus referenced above.

Item 2.  Exhibits.

 1.  Registration Statement on Form S-1 (Registration
Number (333-63603) dated September 17, 1998 is hereby incorporated by reference.

 2. Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of the Registration Statement on Form S-1 as filed on September 17, 1998).

 3. Bylaws (incorporated by reference to Exhibit 3.2 of the Registration Statement on Form S-1 as filed on
 September 17, 1998).

 4. Specimen Stock Certificate (incorporated by reference to Exhibit 4 of the Registration Statement on Form S-1 as filed on September 17, 1998).

                 SIGNATURE


      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                 ONEIDA FINANCIAL CORP.


Date:  November 23, 1998         By:/s/ Michael R. Kallet
                                       __________________
                                       Michael R. Kallet
                                       President and Chief
                                       Executive Officer